Exhibit 2.4

AMENDMENT NO. 1 TO THE
SEPARATION AND DISTRIBUTION AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Separation and Distribution Agreement, dated as of July 29, 2019 (the “Agreement”), is made as of February 18, 2020, by and between Pfizer Inc., a Delaware corporation (“Pfizer”), and Upjohn Inc., a Delaware corporation and wholly owned Subsidiary of Pfizer (“Upjohn”, and together with Pfizer, the “Parties”, and each, a “Party”).
WHEREAS, the Parties entered into the Agreement on July 29, 2019;
WHEREAS, in accordance with the terms and conditions of the Agreement, the Parties now wish to amend the Agreement in the manner set forth in this Amendment; and
WHEREAS, in accordance with Section 10.03 of the Agreement, the Parties have obtained the prior written consent of Mylan N.V., a public company with limited liability incorporated under the laws of the Netherlands, to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by each Party, the Parties hereto agree as follows:
SECTION 1. Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Agreement.
SECTION 2.     Amendment to the Agreement. Section 1.01 of the Agreement is hereby amended to replace the definition of the term “Closing Working Capital Target” with the following:
“Closing Working Capital Target” means $902,000,000.
SECTION 3.     Limited Amendment. Each Party acknowledges and agrees that this Amendment constitutes an instrument in writing duly signed by the Parties under Section 10.03 of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the date hereof, all references to the Agreement, and each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall refer to the Agreement as amended hereby. Each reference in the Agreement, as amended hereby, to “the date of this Agreement” or any similar reference, shall continue to refer to July 29, 2019.
SECTION 4.     Miscellaneous. The provisions of Article VII and Article X of the Agreement shall apply to this Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, all as of the day and year first above written.

PFIZER INC.
By:
/s/ DOUGLAS E. GIORDANO
Name: Douglas E. Giordano
Title: Senior Vice President, Worldwide Business Development

UPJOHN INC.
By:
/s/ BRYAN A. SUPRAN
Name: Bryan A. Supran
Title: Vice President